EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ARKANSAS BEST CORPORATION

 DECLARES A $0.03/SHARE QUARTERLY DIVIDEND

(Fort Smith, Arkansas, April 21, 2011) — The Board of Directors of Arkansas Best Corporation (Nasdaq: ABFS) has declared a quarterly cash dividend of three cents ($0.03) per share to holders of record of its Common Stock, $0.01 par value, on May 5, 2011, payable on May 19, 2011.

Arkansas Best Corporation, headquartered in Fort Smith, Arkansas, is a transportation holding company.  ABF Freight System, Inc., Arkansas Best’s largest subsidiary, has been in continuous service since 1923.  ABF has evolved from a local less-than-truckload (LTL) motor carrier into a global provider of customizable supply chain solutions.  More information is available at arkbest.com and abf.com.

Contact:                           Mr. David Humphrey, Vice President of Investor Relations & Corporate Communications

Telephone: (479) 785-6200

END OF RELEASE